Exhibit T3E-2

LETTER OF TRANSMITTAL AND CONSENT

DYNCORP INTERNATIONAL INC.

Offer to Exchange

All of its 10.375% Senior Notes due 2017 (CUSIP No. 26817CAB7)

(the “Existing Notes”)

for $45,000,000 Cash and

11.875% Senior Secured Second Lien Notes due 2020

and

Solicitation of Consents in Respect of its Existing Notes

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 2016, UNLESS IT IS EXTENDED OR EARLIER TERMINATED BY DYNCORP INTERNATIONAL (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). IN ORDER TO RECEIVE THE TOTAL OFFER CONSIDERATION, HOLDERS MUST VALIDLY TENDER THEIR EXISTING NOTES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE LATER OF (1) THE FIFTH BUSINESS DAY FOLLOWING THE DATE THAT HOLDINGS FILES ITS FIRST QUARTER 2016 FORM 10-Q (AS DEFINED IN THE OFFERING MEMORANDUM (AS DEFINED HEREIN)) AND (2) MAY 13, 2016, UNLESS EXTENDED BY DYNCORP INTERNATIONAL (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY DELIVERY TIME”). HOLDERS WHO VALIDLY TENDER THEIR EXISTING NOTES AFTER THE EARLY DELIVERY TIME BUT AT OR PRIOR TO THE EXPIRATION TIME WILL RECEIVE THE EXCHANGE OFFER CONSIDERATION. TENDERS MAY NOT BE WITHDRAWN, AND CONSENTS MAY NOT BE REVOKED, AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE EARLY DELIVERY TIME (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”), EXCEPT IN LIMITED CIRCUMSTANCES AS SET FORTH IN THE OFFERING MEMORANDUM. TERMS USED IN THIS PARAGRAPH WITHOUT DEFINITION HAVE THE MEANINGS SET FORTH IN THE OFFERING MEMORANDUM AND CONSENT SOLICITATION STATEMENT, DATED MAY 2, 2016 (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE “OFFERING MEMORANDUM”).

The Information and Exchange Agent for the Exchange Offer and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and brokers call: (212) 269-5550

All others call toll free: (866) 796-7182

Email: dyncorpintl@dfking.com

By Regular, Registered or Certified Mail:	By Facsimile Transmission:
Hand or Overnight Delivery:	(For Eligible Institutions Only)
48 Wall Street, 22nd Floor	(212) 709-3328
New York, New York 10005	Attention: Peter Aymar

For Confirmation by Telephone:

(212) 232-3235

May 2, 2016

Upon the terms and subject to the conditions set forth in the Offering Memorandum and this letter of transmittal and consent (this “Letter of Transmittal”), DynCorp International Inc. (“DynCorp International”) is offering to exchange (the “Exchange Offer”) any and all of its outstanding $455,000,000 principal amount of 10.375% Senior Notes due 2017 (the “Existing Notes”) for $45,000,000 cash (the “Cash Amount”) and up to $410,000,000 principal amount of newly issued 11.875% Senior Secured Second Lien Notes due 2020 of DynCorp International (the “New Notes”), in the following amounts in exchange for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn and accepted by DynCorp International:

(1) at or prior to the Early Delivery Time, the “Total Offer Consideration” consisting of the following:

(i) a pro rata portion of the Cash Amount based on the total principal amount of Existing Notes validly tendered and not validly withdrawn prior to the Expiration Time and accepted by DynCorp International (such pro rata portion of the Cash Amount for each $1,000 principal amount of Existing Notes accepted, the “Pro Rata Cash Payment”); and

(ii) a principal amount of New Notes equal to $1,000 less the Pro Rata Cash Payment; and

(2) after the Early Delivery Time and at or before the Expiration Time, the “Exchange Offer Consideration” consisting of the following:

(i) the Pro Rata Cash Payment; and

(ii) a principal amount of New Notes equal to $970 less the Pro Rata Cash Payment.

These amounts are specified in the table below. Holders will not be able to make an election between New Notes and cash. The amount of New Notes and cash that a holder will receive depends on the principal amount of Existing Notes that participate in the Exchange Offer.

For each $1,000 Principal Amount of Existing Notes Validly Tendered and Not Withdrawn:
			Total Offer Consideration if at or Prior to the Early Delivery Time		Exchange Offer Consideration if After the Early Delivery Time
CUSIP / ISIN	Outstanding Principal Amount	Title of Existing Notes to Be Tendered	Cash	Principal Amount of New Notes	Cash	Principal Amount of New Notes
26817C AB7 / US26817CAB72	$455.0 million	10.375% Senior Notes due 2017	The Pro Rata Cash Payment (a pro rata portion of the $45.0 million Cash Amount)	$1,000 less the Pro Rata Cash Payment	The Pro Rata Cash Payment (a pro rata portion of the $45.0 million Cash Amount)	$970 less the Pro Rata Cash Payment

Holders of Existing Notes that participate in the Exchange Offer and are issued New Notes will not receive accrued and unpaid interest at the Settlement Date. Instead, interest on the New Notes will accrue from January 1, 2016, which was the last date interest was paid on the Existing Notes.

DynCorp International will announce the aggregate amount of Existing Notes validly tendered and accepted in the Exchange Offer promptly after the Expiration Time and provide holders with information with respect to the principal amount of New Notes and cash each holder will receive as part of the Total Offer Consideration or Exchange Offer Consideration, as applicable. See “Description of the Exchange Offer and Consent Solicitation—Terms of the Exchange Offer—Hypothetical Illustration of Total Offer Consideration and Exchange Offer Consideration” in the Offering Memorandum for a hypothetical illustration of the Total Offer Consideration and Exchange Offer Consideration, as applicable, that a holder would receive in the Exchange Offer assuming the following participation percentages: (1) holders tender 100% of the outstanding principal amount of the Existing Notes ($455.0 million) and (2) holders tender 90% of the outstanding principal amount of the Existing Notes ($409.5 million).

The New Notes will be guaranteed, jointly and severally, by Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International, and by subsidiaries of DynCorp International that currently guarantee the Existing Notes and the senior secured credit facility, dated as of July 7, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Facility”) among DynCorp International, Holdings, the subsidiary guarantors party thereto and Bank of America, N.A. as administrative agent, collateral agent, L/C issuer and swing line lender (the “Agent”) and the other parties thereto, and will be secured by a second-priority lien on substantially all of DynCorp International’s and each guarantor’s existing and after-acquired assets, which assets secure the Senior Credit Facility on a first-priority lien basis (subject to exceptions described in the Offering Memorandum).

In conjunction with the Exchange Offer, DynCorp International is also soliciting consents (“Consents”) from holders of Existing Notes upon the terms and subject to the conditions set forth in the Offering Memorandum (the “Consent Solicitation”), to the proposed amendments to the indenture governing the Existing Notes (the “Proposed Amendments”). The Proposed Amendments would eliminate substantially all of the restrictive covenants and certain events of default currently in the indenture, dated as of July 7, 2010, as supplemented as of August 17, 2012 (the “Existing Indenture”), among DynCorp International, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), under which the Existing Notes were issued.

By tendering Existing Notes in the Exchange Offer prior to the Early Delivery Time, a holder will be deemed to have consented to the Proposed Amendments pursuant to the Consent Solicitation. If a holder validly tenders Existing Notes in the Exchange Offer prior to the Early Delivery Time, such holder will receive the Total Offer Consideration for Existing Notes accepted in the Exchange Offer.

Tenders of Existing Notes pursuant to the Exchange Offer will be accepted only in denominations of $2,000.00 or integral multiples of $1,000.00 in excess thereof, provided that any holder may tender all Existing Notes held by such holder, even if the aggregate principal amount of those Existing Notes is not a permitted denomination. New Notes will be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. If, under the terms of the Exchange Offer, a tendering holder is entitled to receive New Notes in a principal amount that is not an integral multiple of $1.00, DynCorp International will round downward such principal amount of New Notes to the nearest integral multiple of $1.00. This rounded amount will be the principal amount of New Notes such tendering holder will receive, and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

Except as otherwise indicated or unless the context otherwise requires, the terms “Holdings,” “we,” “us,” “our” and “Company” refer to Delta Tucker Holdings, Inc. and its consolidated subsidiaries, including DynCorp International, which is a direct, wholly owned subsidiary of Holdings. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Offering Memorandum.

Any questions or requests for assistance concerning the terms of the Exchange Offer or the Consent Solicitation may be directed to DynCorp International at its address and telephone number set forth below. For procedural or administrative questions regarding how to validly tender or validly withdraw your Existing Notes, you may contact the Information and Exchange Agent at its address and telephone number set forth on the front cover of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer and the Consent Solicitation.

Additional copies of the Offering Memorandum, this Letter of Transmittal, related documents and each of the documents incorporated by reference in the Offering Memorandum (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) may be obtained at no cost, by contacting the Information and Exchange Agent at its telephone number set forth on the back cover of this Letter of Transmittal or by writing or calling DynCorp International at the following address and telephone number:

DynCorp International Inc.

1700 Old Meadow Road

McLean, VA 22102

Attention: Brendan Burke

Phone: 817-224-7742

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE COVER PAGE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON THE COVER PAGE DOES NOT CONSTITUTE VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be used (i) if certificates of Existing Notes are to be forwarded herewith or (ii) if delivery of Existing Notes is to be made by book-entry transfer to an account maintained by the Information and Exchange Agent at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the heading “The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents” in the Offering Memorandum.

DTC has confirmed that the Exchange Offer and Consent Solicitation are eligible for DTC’s Automated Tender Offer Program (“ATOP”). Accordingly, DTC participants may, instead of physically completing and signing this Letter of Transmittal and delivering it to the Information and Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Existing Notes to the Information and Exchange Agent in accordance with DTC’s ATOP procedures for transfer. DTC will then verify the acceptance and send an agent’s message (an “Agent’s Message”) to the Information and Exchange Agent for its acceptance. Holders tendering through ATOP must provide the necessary representations and other relevant information to the Information and Exchange Agent, electronically or otherwise, in order to receive the applicable consideration. Holders tendering through ATOP do not need to complete and deliver this Letter of Transmittal to the Information and Exchange Agent.

EFFECTIVE SOLELY UPON, AND CONTINGENT UPON, THE CONSUMMATION OF THE REFINANCING TRANSACTIONS IN ACCORDANCE WITH THE OFFERING MEMORANDUM, BY TENDERING EXISTING NOTES IN THE EXCHANGE OFFER, HOLDERS, OTHER THAN SUPPORTING HOLDERS (AS DEFINED IN THE OFFERING MEMORANDUM) WHOSE RELEASES ARE SET FORTH IN THE SUPPORT AGREEMENT (AS DEFINED IN THE OFFERING MEMORANDUM), RELEASE AND WAIVE, AND COVENANT NOT TO SUE WITH RESPECT TO, ANY AND ALL CLAIMS OR CAUSES OF ACTION OF ANY KIND WHATSOEVER, ARISING FROM OR RELATING TO THE REFINANCING TRANSACTIONS, THAT DIRECTLY OR INDIRECTLY, ARISE OUT OF, ARE BASED UPON OR ARE IN ANY MANNER CONNECTED WITH SUCH HOLDERS’, THEIR SUCCESSORS’ AND ASSIGNS’ OWNERSHIP OR ACQUISITION OF INDEBTEDNESS UNDER THE EXISTING NOTES INCLUDING ANY RELATED TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, ANY APPROVAL OR ACCEPTANCE GIVEN OR DENIED, WHICH OCCURRED, EXISTED, WAS TAKEN, PERMITTED OR BEGUN PRIOR TO THE DATE OF SUCH RELEASE, IN EACH CASE, THAT THEY, THEIR SUCCESSORS AND ASSIGNS HAVE OR MAY HAVE HAD AGAINST (I) HOLDINGS, DYNCORP INTERNATIONAL, THEIR AFFILIATES AND THEIR STOCKHOLDERS, AND THE SUBSIDIARY GUARANTORS AND (II) THE DIRECTORS,

OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, ADVISORS, AGENTS AND REPRESENTATIVES, IN EACH CASE WHETHER CURRENT OR FORMER, OF HOLDINGS, DYNCORP INTERNATIONAL, THEIR SUBSIDIARIES, THEIR AFFILIATES AND THEIR STOCKHOLDERS, WHETHER THOSE CLAIMS ARISE UNDER FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO ANY CLAIMS OR CAUSES OF ACTION RELATING TO (X) ANY NON-PAYMENT OF PRINCIPAL OR INTEREST OR OTHER AMOUNTS DUE UNDER THE NEW NOTES INDENTURE, THE NEW NOTES, THE EXISTING INDENTURE OR THE EXISTING NOTES, (Y) THE ENFORCEMENT OF RIGHTS UNDER THE APPLICABLE DOCUMENTS GOVERNING THE NEW NOTES, THE NEW NOTES INDENTURE, THE NEW SENIOR CREDIT FACILITY OR THE INTERCREDITOR AGREEMENT OR (Z) ANY CLAIM OF FRAUD, BAD FAITH OR INTENTIONAL MISCONDUCT.

The Exchange Offer is being made, and the New Notes are being offered and issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided under Section 3(a)(9) of the Securities Act and the exemption from the registration requirements of state securities laws and regulations provided under Section 18(b)(4)(D) of the Securities Act. DynCorp International has not made any arrangements for and has no understanding with any broker, dealer, salesperson, agent or any other person regarding the solicitation or recommendation of tenders hereunder and has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any such person. No broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

DynCorp International is not making an offer to participate in the Exchange Offer or Consent Solicitation to any person in any jurisdiction where it is unlawful to make such an offer. DynCorp International is not aware of any jurisdiction in which the making of the Exchange Offer (or the tender of Existing Notes in connection therewith) or the solicitation of Consents in the Consent Solicitation (or the delivery of Consents in connection therewith) would not be in compliance with the laws of such jurisdiction. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by the Offering Memorandum are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer and the Consent Solicitation do not extend to you.

List below the Existing Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amount on a separate signed schedule and attach that schedule to this Letter of Transmittal.

ALL TENDERING HOLDERS COMPLETE THE BOXES BELOW:

DESCRIPTION OF EXISTING NOTES TENDERED AND CONSENTED
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Existing Notes are Held (Please fill in, if blank)	CUSIP No.	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)*	Principal Amount Tendered and Consented **

Total Principal Amount Tendered and Consented:

*  Need not be completed by holders tendering by book-entry transfer.

**  Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Existing Notes indicated above in the column labeled “Aggregate Principal Amount Represented by Certificate(s)” is being tendered.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Holders who wish to tender their Existing Notes without using ATOP must complete this Letter of Transmittal in its entirety.

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE INFORMATION AND EXCHANGE AGENT AT DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby acknowledges receipt of the offering memorandum and consent solicitation statement, dated May 2, 2016 (as amended or supplemented from time to time, the “Offering Memorandum”) of DynCorp International Inc. (“DynCorp International”), a wholly-owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings”), and this letter of transmittal and consent (this “Letter of Transmittal”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Offering Memorandum.

Upon the terms and subject to the conditions of the Offering Memorandum, the undersigned hereby tenders to DynCorp International, the above described principal amount of Existing Notes to be exchanged for the Total Offer Consideration or the Exchange Offer Consideration, as applicable. Subject to, and effective upon the acceptance for exchange of the Existing Notes validly tendered herewith, as applicable, the undersigned hereby (1) irrevocably sells, assigns and transfers to or upon the order of DynCorp International all right, title and interest in and to all such Existing Notes as are being tendered herewith and (2) irrevocably appoints the Information and Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Information and Exchange Agent is also acting as agent of DynCorp International with respect to the tendered Existing Notes with full power coupled with an interest) to (a) deliver certificates representing the Existing Notes, or transfer ownership of the Existing Notes on the account books maintained by the Trustee and DTC, together with all accompanying evidences of transfer and authenticity, to or upon DynCorp International’s order, (b) present the Existing Notes for transfer on the relevant security register and (c) exercise all rights of beneficial ownership of the Existing Notes (except that the Information and Exchange Agent will have no rights to, or control over, DynCorp International’s funds, except as DynCorp International’s agent, for the consideration for any tendered Existing Notes that are exchanged by DynCorp International), all in accordance with the terms of the Offering Memorandum.

The undersigned agrees and acknowledges that, by the execution and delivery thereof, the undersigned makes and provides Consents, with respect to the Existing Notes validly tendered hereby if prior to the Early Delivery Time, to the Proposed Amendments. The undersigned understands that the Consents provided hereby shall remain in full force and effect unless such Consents are validly revoked in accordance with the procedures set forth in the Offering Memorandum and this Letter of Transmittal. The Proposed Amendments require Consents sufficient to satisfy the Requisite Consents required under the Existing Indenture.

The consummation of the Exchange Offer is conditioned upon, among other things, (i) the valid tender and acceptance by DynCorp International of at least $409.5 million (or 90%) aggregate principal amount of Existing Notes in the Exchange Offer (the “Minimum Condition”) and (ii) the consummation of the other elements of the Refinancing Transactions (as defined in the Offering Memorandum). See “Description of the Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation” and “Summary—Refinancing Transactions” in the Offering Memorandum.

The consummation of the Consent Solicitation is conditioned upon the receipt of the Requisite Consents to approve the Proposed Amendments, the consummation of the Exchange Offer and the execution and delivery of the Supplemental Indenture giving effect to such Proposed Amendments. DynCorp International may not consummate the Consent Solicitation or execute the Supplemental Indenture without receiving the Requisite Consents. See “Description of the Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation” in the Offering Memorandum.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of any Existing Notes tendered pursuant to the Exchange Offer is delayed (whether before or after DynCorp International’s acceptance for exchange of the Existing Notes) or DynCorp International extends the Exchange Offer or is unable to accept for exchange the Existing Notes tendered pursuant to such Exchange Offer, then, without prejudice to its rights set forth in the Offering Memorandum and herein, DynCorp International may instruct the Information and Exchange Agent to retain tendered Existing Notes and those Existing Notes may not be withdrawn, subject to the limited circumstances described in the Offering Memorandum under the heading “Description of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.” See Instruction 8.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby, and to deliver the related Consents in respect of such Existing Notes, and to acquire the New Notes issuable upon the exchange of such tendered Existing Notes, and that, when the Existing Notes are accepted for exchange, DynCorp International will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Notes tendered hereby are not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by DynCorp International or the Information and Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby or the delivery of the related Consents. The undersigned has read and agrees to all of the terms of the Exchange Offer set forth in the Offering Memorandum and this Letter of Transmittal.

The undersigned understands that the Exchange Offer is being made, and the New Notes are being offered and issued, in reliance on the exemption from the registration requirements of the Securities Act provided under Section 3(a)(9) of the Securities Act and the exemption from the registration requirements of state securities laws and regulations provided under Section 18(b)(4)(D) of the Securities Act. Consistent with past interpretations of Section 3(a)(9) by the Staff of the SEC, the New Notes received in exchange for the Existing Notes tendered pursuant to the Exchange Offer will have the same characteristics of the Existing Notes as to their transferability and will be freely transferable without registration under the Securities Act and without regard to any holding period by those tendering holders who are not our “affiliates” (as defined in the Securities Act). The New Notes issued pursuant to this Exchange Offer to a holder of Existing Notes who is deemed to be our affiliate must be sold or transferred by such affiliate in accordance with the requirements of Rule 144 or another exemption from registration under the Securities Act, and the holding period of Existing Notes tendered by such recipients can be tacked to the New Notes received in exchange for the Existing Notes for the purpose of satisfying the holding period requirements of Rule 144.

The undersigned understands that tenders of Existing Notes pursuant to any one of the procedures described under the heading “Description of the Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents” in the Offering Memorandum and in the instructions herein will, upon DynCorp International’s acceptance for exchange of such tendered Existing Notes, constitute a binding agreement between the undersigned and DynCorp International upon the terms and subject to the conditions of the Offering Memorandum, which agreement will be governed by, and construed in accordance with, the laws of the State of New York and in the case of the Supporting Holders subject to the terms of the Support Agreement.

The name(s) and address(es) of the holder(s) of the Existing Notes tendered hereby should be printed above, if they are not already set forth above, as they appear on the certificates representing such Existing Notes. The certificate number(s), if applicable, and the Existing Notes that the undersigned wishes to tender should be indicated in the appropriate boxes above.

Unless otherwise indicated in the box entitled “A. Special Issuance/Delivery Instructions” or “B. Special Exchange Instructions” in this Letter of Transmittal, any Existing Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If such Existing Notes are to be delivered to a person other than the person(s) signing this Letter of Transmittal, or if the certificates, as applicable, for such Existing Notes are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If Existing Notes are surrendered by holders that have completed either the box entitled “A. Special Issuance/Delivery Instructions” or “B. Special Exchange Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 2).

All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF EXISTING NOTES TENDERED AND CONSENTED” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL WILL BE DEEMED TO HAVE TENDERED THE EXISTING NOTES AND CONSENTED TO THE PROPOSED AMENDMENTS AS SET FORTH IN THE OFFERING MEMORANDUM WITH RESPECT TO ALL OF THE EXISTING NOTES TENDERED HEREBY.

THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION ARE SUBJECT TO THE MORE DETAILED TERMS AND CONDITIONS SET FORTH IN THE OFFERING MEMORANDUM AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF THE OFFERING MEMORANDUM AND THIS LETTER OF TRANSMITTAL, THE TERMS AND CONDITIONS OF THE OFFERING MEMORANDUM SHALL PREVAIL.

ACKNOWLEDGEMENT OF REPRESENTATIONS AND WARRANTIES

By signing this Letter of Transmittal, the undersigned represents, warrants, and agrees as follows:

(1) It has received a copy of the Offering Memorandum and acknowledges it has had access to the financial and other information, and has been afforded the opportunity to ask questions of DynCorp International’s representatives and receive answers to those questions, as it deemed necessary in connection with its decision to tender Existing Notes in the Exchange Offer.

(2) It (a) is able to act on its own behalf in the transactions contemplated by the Offering Memorandum and (b) understands that it may be required to bear the economic risk of its investment in the New Notes indefinitely, and has (or any accounts for which it is acting each have) the ability to bear the economic risks of its prospective investment in the New Notes and can afford the complete loss of such investment.

(3) It acknowledges that in evaluating the Exchange Offer and in making its decision whether to tender its Existing Notes, it has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent or advisable in order for it to make its own determination and decision with respect to the matters referred to herein and in any related communications.

(4) It acknowledges that none of DynCorp International, Holdings, the Information and Exchange Agent, the Trustee under the Existing Indenture, the New Notes Trustee, the Supporting Holders or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to DynCorp International, Holdings, or the exchange of the Existing Notes for the New Notes and the Total Offer Consideration or Exchange Offer Consideration, as applicable, other than the information included in the Offering Memorandum (and as supplemented or amended, if at all, to the Expiration Time).

(5) It acknowledges that it was not solicited by anyone acting on behalf of the Company (other than employees, officers or directors of the Company or its affiliates) to participate in the Exchange Offer, has not made and has not been requested to make any cash payment in connection with the Exchange Offer other than the payment of any applicable withholding or other taxes in accordance with the terms of the Exchange Offer and it acknowledges that in conducting the Exchange Offer the Company is relying on the exemption from registration under the Securities Act provided under Section 3(a)(9) of the Securities Act and an exemption from state securities law requirements pursuant to Section 18(b)(4)(D) of the Securities Act and such holder does not know of any reason why such exemptions are not available.

(6) It understands that there is no established market for the New Notes and that no public market for the New Notes may develop. It understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Notes or the fairness or suitability of the investment in the New Notes nor have such authorities passed upon or endorsed the merits of the Exchange Offer.

(7) It acknowledges that DynCorp International, Holdings, the Information and Exchange Agent, the Trustee under the Existing Indenture, the New Notes Trustee and others will rely upon the truth and accuracy of the above acknowledgements, representations and agreements. It agrees that if any of the acknowledgments, representations or agreements it is deemed to have made by its acquisition of the New Notes is no longer accurate, it will promptly notify DynCorp International, Holdings, the Information and Exchange Agent, the Trustee under the Existing Indenture and the New Notes Trustee. If it is acquiring any New Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each of those accounts and that it has full power to make the above acknowledgments, representations and agreements on behalf of each account.

(8) Either (i) no portion of the assets used by it to acquire or hold the New Notes or any interest therein, constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) its acquisition and holding of the New Notes and any interest therein, will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

REGISTERED HOLDERS OF EXISTING NOTES SIGN HERE

(In addition, complete enclosed Form W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and delivers related Consents (if prior to the Early Delivery Time) with respect to, the aggregate principal amount of the Existing Notes listed in the box above labeled “Description of Existing Notes Tendered and Consented” under the column heading “Principal Amount Tendered and Consented” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Existing Notes described in such box).

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Dated	Dated

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Existing Notes or on a security position listing as the owner of the Existing Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. See Instruction 2. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:

Title:	Title:

Address:	Address:

Address:	Address:

Telephone Number:	Telephone Number:

Dated:	Dated:

Taxpayer Identification or Social Security Number:	Taxpayer Identification or Social Security Number:

SIGNATURE GUARANTEE (If required. See Instructions 2 and 3)
Signature(s) Guaranteed by an Eligible Institution: Authorized Signature	Date:
Name of Eligible Institution Guaranteeing Signature:	Address:

Capacity (full title):

Telephone Number:

A. SPECIAL ISSUANCE/DELIVERY INSTRUCTIONS (See Instructions 2 and 3)

To be completed ONLY if (i) any Existing Notes are not accepted or (ii) any certificates representing New Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above under “Description of Existing Notes Tendered and Consented.”

☐ Deliver Existing Notes to: ☐ Issue New Notes to:
Name(s)

Address

Telephone Number:

Book-Entry Transfer Facility Account:

(Taxpayer Identification or Social Security Number)

Deliver Certificates Representing New Notes:

Name(s)

Address

Telephone Number:

Address:

B. SPECIAL EXCHANGE INSTRUCTIONS (See Instructions 2 and 3)

To be completed ONLY if (i) any Existing Notes that are not accepted are to be issued in the name of someone other than the undersigned or (ii) any certificates representing New Notes are to be issued in the name of someone other than the undersigned.

☐ Issue Existing Notes to: ☐ Issue New Notes to:
Name(s)

Address

Telephone Number:

Book-Entry Transfer Facility Account:

(Taxpayer Identification or Social Security Number)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer and Consent Solicitation

1.	Delivery of this Letter of Transmittal and Certificates.

All physically delivered Existing Notes or confirmation of any book-entry transfer to the Information and Exchange Agent’s account at DTC, as well as a properly completed and duly executed copy of this Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal with any required signature guarantees or, in the case of a book-entry transfer, an appropriate Agent’s Message, must be received by the Information and Exchange Agent at its addresses set forth on the back cover of this Letter of Transmittal at or prior to the Expiration Time (and at or prior to the Early Delivery Time in order to receive the Total Offer Consideration). The method of delivery of this Letter of Transmittal, the Existing Notes and all other required documents is at the election and risk of the holder. If such delivery is by regular U.S. mail, it is recommended that holders use registered mail, properly insured, with return receipt requested. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. Except as otherwise provided below, the delivery will be deemed made only when actually received by the Information and Exchange Agent. Holders tendering through ATOP do not need to complete and deliver this Letter of Transmittal to the Information and Exchange Agent.

Any beneficial holder whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Existing Notes in the Exchange Offer, and thereby deliver a Consent to the Proposed Amendments (if such tender is received prior to the Early Delivery Time), should contact such registered holder promptly and instruct such registered holder to tender and Consent on such beneficial holder’s behalf. If such beneficial holder wishes to tender and Consent directly, such beneficial holder must, prior to completing and executing this Letter of Transmittal and tendering Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such beneficial holder’s own name or obtain a properly completed bond power from the registered holder. Beneficial holders should be aware that the transfer of registered ownership may take considerable time.

Delivery to an address other than as set forth on the back cover of this Letter of Transmittal, or instructions via a facsimile number other than the one set forth on the back cover of this Letter of Transmittal, will not constitute a valid delivery.

DynCorp International expressly reserves the right to extend or terminate the Exchange Offer and/or the Consent Solicitation and to otherwise amend or modify the Exchange Offer and/or the Consent Solicitation in any respect, subject to the terms of the Support Agreement, by complying with certain conditions set forth in the Offering Memorandum and applicable law.

LETTERS OF TRANSMITTAL SHOULD NOT BE SENT TO DYNCORP INTERNATIONAL, HOLDINGS, THE TRUSTEE UNDER THE EXISTING INDENTURE, THE NEW NOTES TRUSTEE OR DTC.

2.	Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby and with respect to which a Consent is given, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the owner of the Existing Notes.

If any of the Existing Notes tendered hereby, and with respect to which Consents are being given, are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Existing Notes registered in different names are tendered (and with respect to which a Consent is given), it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Existing Notes.

Signatures on a Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Existing Notes tendered thereby are tendered (i) by a holder of Existing Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Existing Notes) who has not completed either the box entitled “A. Special Delivery Instructions” or “B. Special Payment or Issuance Instructions” on this Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Existing Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Existing Notes not accepted for purchase or not tendered are to be returned to a person other than the holder, then the signatures on this Letter of Transmittal accompanying the tendered Existing Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If this Letter of Transmittal is signed by the registered holder or holder of Existing Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Existing Notes) listed and tendered hereby and with respect to which a Consent is being given, no endorsements of the tendered Existing Notes or separate written instruments of transfer or exchange are required. In any other case, the registered holder (or acting holder) must either properly endorse the Existing Notes or transmit properly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Existing Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Existing Notes, exactly as the name of the participant appears on such security position listing), with the signature on the Existing Notes or bond power guaranteed by an Eligible Institution (except where the Existing Notes are tendered for the account of an Eligible Institution).

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by attorneys-in-fact, trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by DynCorp International, proper evidence satisfactory to DynCorp International of its authority so to act must be submitted.

3.	Special Exchange and Delivery Instructions.

Tendering holders should indicate, in the applicable box, the name and address to which any Existing Notes for principal amounts not accepted for exchange are to be delivered, if different from the names and addresses of the person signing this Letter of Transmittal. In the case of delivery in a different name, the taxpayer identification number or social security number of the person named must also be indicated and the tendering holder should complete the applicable box.

If no instructions are given, then any Existing Notes not accepted will be delivered to the acting holder of the Existing Notes or deposited at such holder’s account at the DTC.

4.	Transfer Taxes.

Holders will not be obligated to pay any transfer taxes in connection with the tender of Existing Notes in the Exchange Offer unless a holder instructs DynCorp International to register New Notes in the name of, or request that Existing Notes not tendered or accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, such holder will be responsible for the payment of any applicable transfer taxes. If transfer taxes are imposed for any other reason other than the transfer and tender to DynCorp International, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

Except as provided in this Instruction 4, it will not be necessary for transfer stamps to be affixed to the Existing Notes listed in this Letter of Transmittal.

5.	Waiver of Conditions.

Subject to the terms of the Offering Memorandum and the Support Agreement and applicable law, DynCorp International reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer and Consent Solicitation set forth in the Offering Memorandum.

6.	Requests for Assistance or Additional Copies.

Questions and requests for assistance relating to the Offering Memorandum, this Letter of Transmittal and other related documents and relating to the procedure for tendering may be directed to the Information and Exchange Agent at the address and telephone number set forth on the back cover of this Letter of Transmittal. Holders may also contact DynCorp International at its address and telephone number set forth on the back cover of this Letter of Transmittal with questions regarding the terms of the Exchange Offer and Consent Solicitation or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

Requests for additional copies of the Offering Memorandum or this Letter of Transmittal may be directed to the Information and Exchange Agent at its telephone number set forth on the back cover of this Letter of Transmittal.

7.	Withdrawal of Tenders and Revocation of Consents.

Tenders of Existing Notes pursuant to the Exchange Offer may be validly withdrawn and Consents delivered pursuant to the Consent Solicitation may be validly revoked at any time at or prior to the Withdrawal Deadline by following the procedures described herein. A holder may not validly revoke a Consent unless such holder validly withdraws previously tendered Existing Notes, and the proper withdrawal of previously tendered Existing Notes will constitute the concurrent proper revocation of the related Consent. Any Existing Notes tendered at or prior to the Early Delivery Time that are not validly withdrawn at or prior to the Withdrawal Deadline may not be withdrawn thereafter, unless the Exchange Offer is terminated without any Existing Notes being accepted or as required by applicable law. If such a termination occurs, the Existing Notes will be returned to the tendering holder as promptly as practicable. If a holder validly withdraws previously tendered Existing Notes, such holder will not receive the Exchange Offer Consideration or Total Offer Consideration, unless such Existing Notes are re-tendered at or prior to the Early Delivery Time (in which case a holder will be entitled to receive the Total Offer Consideration) or after the Early Delivery Time but at or prior to the Expiration Time (in which case a holder will be entitled to receive the Exchange Offer Consideration only).

To be effective, a written or facsimile transmission (or delivery by hand or by mail) notice of withdrawal and revocation must (a) be timely received by the Information and Exchange Agent at its address set forth on the back cover of this Letter of Transmittal at or prior to the Early Delivery Time, (b) specify the name of the person having tendered the Existing Notes to be withdrawn, the principal amount of such Existing Notes and the name of the holder(s) of such Existing Notes as set forth thereon, if different from that of the person that tendered such Existing Notes, (c) contain the description of the Existing Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Existing Notes (or, in the case of Existing Notes tendered by book-entry transfer, the number of the account at DTC from which the Existing Notes were tendered) and (d) be signed by the holder in the same manner as the original signature on this Letter of Transmittal by which such Existing Notes were tendered and the Consent given (including any required signature guarantees) or be accompanied by (A) documents of transfer sufficient to have the Trustee for the Existing Notes register the transfer of the Existing Notes into the name of the person withdrawing such Existing Notes and (B) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder.

In lieu of submitting a written or facsimile transmission notice of withdrawal, DTC participants may electronically transmit a request for withdrawal to DTC. DTC will then process the request and send a Request Message to the Information and Exchange Agent. The term “Request Message” means a message transmitted by DTC and received by the Information and Exchange Agent, which states that DTC has received a request for withdrawal from a DTC participant and identifies the Existing Notes to which such request relates. If the Existing Notes to be withdrawn have been delivered or otherwise identified to the Information and Exchange Agent, a properly completed and presented written or facsimile notice of withdrawal or a Request Message is effective immediately upon receipt thereof even if physical release is not yet effected.

8.	Determination and Validity.

All questions as to the validity, form, eligibility, time of receipt and acceptance of all withdrawals of Existing Notes and revocation of Consents will be determined by DynCorp International, in its sole discretion, which determination will be final and binding. Alternative, conditional or contingent withdrawals or revocations will not be considered valid. DynCorp International reserves the absolute right to reject any or all withdrawals of Existing Notes or revocations of Consents, determined by DynCorp International not to be in proper form or if the acceptance or exchange for such Existing Notes may, in the opinion of DynCorp International’s counsel, be unlawful. DynCorp International also reserves the absolute right to waive any defect, irregularity or condition of tenders to particular Existing Notes. A waiver of a defect with respect to one withdrawal or revocation will extend to that withdrawal or delivery only unless DynCorp International expressly provides otherwise, and will not obligate DynCorp International to waive the same or any other defect with respect to any other withdrawal or revocation unless DynCorp International expressly provides otherwise.

DynCorp International’s interpretations of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with withdrawals of Existing Notes or revocations of Consents must be cured within such time as DynCorp International determines, unless waived by DynCorp International. Withdrawals of Existing Notes or revocations of Consents will not be considered to have been valid until all defects and irregularities have been waived by DynCorp International or cured. None of DynCorp International, Holdings, the Information and Exchange Agent, the Trustee, the New Notes Trustee or any other person will be under any duty to give notice of any defects or irregularities in any withdrawal of Existing Notes nor shall any of them incur any liability for failure to give such notification.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of any Existing Notes tendered pursuant to the Exchange Offer is delayed (whether before or after DynCorp International’s acceptance for exchange of Existing Notes) or DynCorp International extends the Exchange Offer or is unable to accept for exchange the Existing Notes tendered pursuant to the Exchange Offer, DynCorp International may instruct the Information and Exchange Agent to retain tendered Existing Notes, and those Existing Notes may not be withdrawn, except to the extent that holders are entitled to the withdrawal rights set forth herein.

9.	Important Tax Information.

Under current U.S. federal income tax law, the Information and Exchange Agent (as payor) may be required to withhold a portion of any payments made to certain holders (or other payees) pursuant to the Exchange Offer and Consent Solicitation and the other transactions described in the Offering Memorandum. To avoid such backup withholding, each tendering U.S. Holder (as defined in the Offering Memorandum) or other U.S. payee must provide the Information and Exchange Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the enclosed Form W-9, or otherwise establish an exemption from the backup withholding rules. In general, for an individual, the TIN is such individual’s social security number. If the Information and Exchange Agent is not provided with the correct TIN, the U.S. Holder (or other payee) may be subject to a $250 penalty imposed by the Internal Revenue Service (the “IRS”), and any reportable payments made to such person may be subject to backup withholding at the applicable rate. Such reportable payments generally will be subject to information reporting, even if the Information and Exchange Agent is provided with a TIN. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write “Applied For” in the space provided for the TIN in Part I of Form W-9, sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Information and Exchange Agent is not provided with a TIN prior to the date of payment, the Information and Exchange Agent will withhold the required amount of any reportable payments made to the U.S. Holder. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete Form W-9 if the Existing Notes are held in more than one name), consult the instructions in the enclosed Form W-9 contained in this Letter of Transmittal.

Certain persons (including, among others, all corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. persons should indicate their exempt status on Form W-9. To satisfy the Information and Exchange Agent that a non-U.S. person qualifies as an exempt recipient, such person must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that person’s non-U.S. status. An IRS Form W-8 can be obtained from the Information and Exchange Agent. Holders should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.

A person’s failure to complete Form W-9, IRS Form W-8 or other appropriate form will not, by itself, cause such person’s Existing Notes to be deemed invalidly tendered, but may require the Information and Exchange Agent to withhold a portion of any payments made to such person pursuant to the Exchange Offer and Consent Solicitation and the other transactions described in the Offering Memorandum. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of U.S. federal income tax withheld will be creditable against the U.S. federal income tax liability of a person subject to backup withholding. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is timely furnished to the IRS.

Apart from backup withholding referenced above, as discussed in the Offering Memorandum under “Certain United States Federal Income Tax Considerations—Tax Consequences to Participating Non-U.S. Holders—The Exchange Offer,” the Company may withhold tax from the additional consideration provided to Non-U.S. Holders who tender their Existing Notes at or prior to the Early Delivery Time, unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the additional consideration is effectively connected and provides a properly executed IRS Form W-8ECI or (ii) the “Business Profits” or “Other Income” articles of an applicable income tax treaty eliminates or reduces the withholding tax and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E certifying that it is eligible for such treaty benefits. Non-U.S. Holders are urged to consult their own tax advisors as to whether they can obtain refunds of any U.S. federal withholding tax imposed on the additional consideration they receive because they tender their Existing Notes at or prior to the Early Delivery Time on the basis that such payments represent a portion of the amounts received in exchange for the Existing Notes or on some alternative basis.

NOTE: FAILURE TO COMPLETE AND RETURN FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE RATE ON ANY REPORTABLE PAYMENTS MADE TO

YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION AND THE OTHER TRANSACTIONS DESCRIBED IN THE OFFERING MEMORANDUM. PLEASE REVIEW THE ENCLOSED FORM W-9 AND INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF TOGETHER WITH EXISTING NOTES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE INFORMATION AND EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION TIME.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all payments made to me on account of the Total Offer Consideration or the Exchange Offer Consideration, as applicable, shall be retained at the applicable backup withholding rate until I provide a taxpayer identification number to the Information and Exchange Agent and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding at the applicable backup withholding rate and a portion of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

SIGNATURE:	DATE:

In order to tender Existing Notes in the Exchange Offer, holders should send or deliver a properly completed and signed Letter of Transmittal (or an Agent’s Message in lieu of a Letter of Transmittal), and any other required documents to the Information and Exchange Agent at its address set forth below (or its account at DTC with respect to an Agent’s Message) prior to the Early Delivery Time or the Expiration Time, as applicable.

Any questions or requests for assistance or for additional copies of the Offering Memorandum, this Letter of Transmittal, related documents and each of the documents incorporated by reference in the Offering Memorandum (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) may be obtained at no cost, by contacting the Information and Exchange Agent at its telephone number set forth below. Holders may also contact the Information and Exchange Agent or DynCorp International at their respective addresses and telephone numbers set forth below with questions regarding the terms of the Exchange Offer and Consent Solicitation or holders may contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

Information and Exchange Agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and brokers call: (212) 269-5550

All others call toll free: (866) 796-7182

Email: dyncorpintl@dfking.com

By Regular, Registered or Certified Mail:	By Facsimile Transmission:
Hand or Overnight Delivery:	(For Eligible Institutions Only)
48 Wall Street, 22nd Floor	(212) 709-3328
New York, New York 10005	Attention: Peter Aymar

For Confirmation by Telephone:

(212) 232-3235

DynCorp International Inc.

1700 Old Meadow Road

McLean, VA 22102

Attention: Brendan Burke

Phone: 817-224-7742